UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2001

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events.

On September 17, 2001, the Board of Directors of Chordiant Software, Inc. (the "Board") appointed George Reyes to this newly created directorship as a Class I Director to serve until the 2004 Annual Meeting of Stockholders, or until his successor is elected and qualified, and appointing Mr. Reyes to the Board's Audit Committee. Mr. Reyes has served as Vice President, Treasurer of Sun Microsystems, Inc. since April 1999, and as Vice President, Corporate Controller of Sun from April 1994 to April 1999. Mr. Reyes holds a Bachelor of Arts degree from the University of South Florida and a Masters of Business Administration from the University of Santa Clara.

A copy of the press release issued by in connection with Mr. Reyes' appointments to the Board and the Board's Audit Committee is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

  Financial Statements of business acquired.

  Not applicable.

  Pro forma financial information.

  Not applicable.

  Exhibits.

Number   Description

99.1        Press Release of Chordiant Software, Inc. dated September 24, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Samuel T. Spadafora Samuel T. Spadafora	Chairman and Chief Executive Officer (Principal Executive Officer)	September 28, 2001

EXHIBIT INDEX
Exhibit Number
99.1	Press Release of Chordiant Software, Inc., dated September 24, 2001.